EXHIBIT 23.3


                   CONSENT of INDEPENDENT PETROLEUM ENGINEERS


     We hereby consent to the use of our name under the heading "Oil and Gas Operations" of Item 1 in the Annual Report on Form 10-K (the Form 10-K) for the year ended December 31, 1997, of Seagull Energy Corporation and Subsidiaries and the incorporation by reference of the Form 10-K into the Company's registration statements on Form S-8 (Nos. 2-72014, 2-80834, 33-14463, 33-43483, 33-50643,
33-50645, 33-64041 and 333-13393), Forms S-8 and S-3 (Nos. 2-93087 and 33-22475)
and Form S-3 (Nos. 33-53729, 33-65118, 33-64051 and 333-34841).





                                              \S\ DeGolyer and MacNaughton

                                               DeGOLYER AND MacNAUGHTON



Dallas, Texas
March 16, 1998